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                                                                    EXHIBIT 5.1

                      [LETTERHEAD OF DEWEY BALLANTINE LLP]



                                                              June 3, 1998

The Ultimate Software Group, Inc.
3111 Stirling Road
Ft. Lauderdale, FL  33312

Ladies and Gentlemen:

                  We have acted as counsel to The Ultimate Software Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, for the registration of 5,059,091 shares of common stock, $0.01 par value per share (the "Shares"), of the Company relating to the exercise of stock options pursuant to The Ultimate Software Group, Inc. Nonqualified Stock Option Plan as Amended and Restated as of April 3, 1998 (the "Plan").

                  We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

                  Based on the foregoing, we are of the opinion that:

                  1. The issuance of the Shares upon exercise of options granted under the Plan has been lawfully and duly authorized; and

                  2. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit
5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.





                                                           Very truly yours,

                                                           DEWEY BALLANTINE LLP